                                                                       EXHIBIT 5



                        [DEBEVOISE & PLIMPTON LETTERHEAD]

                                                               February 14, 2001

Acterna Corporation
3 New England Executive Park
Burlington, Massachusetts 01803-5087

                               Acterna Corporation
                         Amendment No. 1 on Form S-3 to
                       Registration Statement on Form S-1
                            (filed February 14, 2001)
                      ------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Acterna Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (filed February 14, 2001) of the Company (the "Registration Statement") and the prospectus included therein (together with any supplements thereto, the "Prospectus"), relating to the proposed issuance from time to time of (a) common shares, par value $.01 per share (the "Common Shares"), (b) preferred shares, par value $1.00 per share (the "Preferred Shares"), (c) senior debt securities (the "Senior Debt Securities"), (d) subordinated debt securities (the "Subordinated Debt Securities," and together with the Senior Debt Securities, the "Debt Securities") and (e) warrants (the "Warrants") for the purchase of other Securities (as hereinafter defined) under one or more warrant agreements (the "Warrant Agreements"), ((a) through (e), collectively, the "Securities"), in one or more series with an aggregate offering price of up to $1,000,000,000, the Senior Debt Securities to be issued under an Indenture (the "Senior Indenture") to be entered into between the Company and a trustee to be named in the prospectus supplement pertaining to the offering of the Senior Debt Securities (the "Senior Trustee") and the Subordinated Debt Securities to be issued under a Subordinated Indenture (the "Subordinated Indenture") to be entered into between the Company and a trustee to be named in the prospectus supplement pertaining to the offering of the Subordinated Debt Securities (the "Subordinated Trustee").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the following opinion:

Acterna Corporation                     2                      February 14, 2001




     1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. Upon (a) due authorization of the issuance and delivery of any Common Shares by all necessary corporate action of the Company, (b) issuance and delivery of such Common Shares in the manner described in the Registration Statement and the Prospectus and in accordance with the terms of the underwriting agreements relating thereto (the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the Securities Exchange Act of 1934, as amended (the "1934 Act")), against payment of the consideration fixed therefor by the board of directors of the Company or a duly authorized committee thereof and (c) if issued upon the exercise of any Warrants, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, issuance as contemplated by the terms thereof and of the Warrant Agreements relating thereto, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, such Common Shares will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

     3. Upon (a) due establishment of the terms of any Preferred Shares in conformity with the Company's Certificate of Incorporation, as amended, so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) the filing with the Secretary of State of the State of Delaware of a certificate of designation fixing and determining the terms of such Preferred Shares, (c) due authorization of the issuance and delivery of such Preferred Shares by all necessary corporate action of the Company, (d) issuance and delivery of such Preferred Shares in the manner described in the Registration Statement and the Prospectus and in accordance with the terms of the underwriting agreements relating thereto (the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act), against payment of the consideration fixed therefor by the board of directors of the Company or a duly authorized committee thereof and (e) if issued upon the exercise of any Warrants, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, issuance as contemplated by the terms thereof and of the Warrant Agreements relating thereto, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, such Preferred Shares will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

     4. Upon (a) due authorization of the issuance, execution and delivery by the Company of any of the Warrants and the Warrant Agreements, the forms of which are to be filed with the Commission as exhibits to a report on Form 8-K under the 1934 Act, relating thereto by all necessary corporate action of the Company, (b) due execution and delivery of such Warrant Agreements by the respective parties thereto, (c) due execution and

Acterna Corporation                     3                      February 14, 2001


delivery of such Warrants by the Company in accordance with the terms of the underwriting agreements relating thereto (the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act),
(d) countersignature of such Warrants by the warrant agent and (e) sale of such Warrants as contemplated by each of the Registration Statement, the Prospectus and the Warrant Agreements relating thereto, against payment of the consideration fixed therefor by the board of directors of the Company or a duly authorized committee thereof, assuming that the terms of such Warrants and Warrant Agreements have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Warrants will be validly issued and will be enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity).

     5. When (a) the execution and delivery by the Company of the Senior Indenture and the issuance, execution and delivery by the Company of any of the Senior Debt Securities shall have been duly authorized by all necessary corporate action of the Company and (b) such Senior Indenture shall have been executed and delivered by the Company and the Senior Trustee and such Senior Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Senior Trustee and sold

          (i) as contemplated by each of the Registration Statement, the Prospectus and the Senior Indenture,

          (ii) in accordance with the terms of the underwriting agreements relating thereto, the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act,

          (iii) against payment of the consideration fixed therefor by the board of directors of the Company, a duly authorized committee thereof, and

          (iv) if issued upon the exercise of any Warrants, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, as contemplated by the terms thereof and of the Warrant Agreements relating thereto, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act,

Acterna Corporation                     4                      February 14, 2001


assuming that the terms of such Senior Indenture and such Senior Debt Securities have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Senior Debt Securities will be validly issued and the Senior Indenture and the Senior Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity).

     6. When (a) the execution and delivery by the Company of the Subordinated Indenture and the issuance, execution and delivery by the Company of any of the Subordinated Debt Securities shall have been duly authorized by all necessary corporate action of the Company and (b) such Subordinated Indenture shall have been executed and delivered by the Company and the Subordinated Trustee and such Subordinated Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Subordinated Trustee and sold

          (i) as contemplated by each of the Registration Statement, the Prospectus and the Subordinated Indenture,

          (ii) in accordance with the terms of the underwriting agreements relating thereto (the forms of which are to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act),

          (iii) against payment of the consideration fixed therefor by the board of directors of the Company, a duly authorized committee thereof, and

          (iv) if issued upon the exercise of any Warrants, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, as contemplated by the terms thereof and of the Warrant Agreements relating thereto, the form of which is to be filed with the Commission as an exhibit to a report on Form 8-K under the 1934 Act, assuming that the terms of such Subordinated Indenture and such Subordinated Debt Securities have been established so as not to violate any then applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Subordinated Debt Securities will be validly issued and the Subordinated Indenture and the Subordinated Debt Securities will

Acterna Corporation                     5                      February 14, 2001


constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity (whether considered in a proceeding at law or in equity).

     Our opinion expressed above is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,


                              /s/ Debevoise & Plimpton